UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2016

CARBONITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35264	33-1111329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Avenue de Lafayette, Boston, Massachusetts 02111
(Address of principal executive offices, including ZIP code)
(617) 587-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Item 2.02	Results of Operations and Financial Condition
On February 4, 2016, Carbonite, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and full year ended December 31, 2015. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished under this Item 2.02, including Exhibit 99.1 incorporated by reference herein, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 1, 2016, the Compensation Committee of the Board of Directors (the “Board”) adopted and approved the Carbonite, Inc. Executive Severance Plan (the “Severance Plan”) for members of the Company’s senior executive team.

The Severance Plan provides for the payment of severance and other benefits to eligible senior executives in the event of a termination of employment with the Company (i) by the Company other than for cause or (ii) by a senior executive for good reason within twelve (12) months following a sale event, each as defined in the Severance Plan (each, a “Terminating Event”).

In the event of a Terminating Event pursuant to (i) above, and subject to the employee’s execution of a general release of liability against the Company, the Severance Plan provides the following payments and benefits to the applicable senior executive officers:

•	a one-time payment equal to half of the senior executive’s annual base salary in effect immediately prior to the Terminating Event; and

•
monthly payments of COBRA premiums for the Company’s portion of the senior executive’s monthly premium payments for each such coverage elected by the senior executive and his or her eligible dependents, if applicable, until the earliest of the following dates to occur with respect to each such elected coverage: (i) the six month anniversary of the date of termination, (ii) the date upon with the senior executive becomes covered under a comparable group plan for such applicable coverage, or (iii) the date upon which the senior executive ceases to be eligible for COBRA continuation for such applicable coverage.

In the event of a Terminating Event pursuant to (ii) above, the Severance Plan provides the following payments and benefits to the applicable senior executive officers:

•
a one-time payment equal to the sum of (i) the senior executive’s annual base salary in effect immediately prior to the Terminating Event (or the Covered Executive’s annual base salary in effect immediately prior to the sale event, if higher) and (ii) the senior executive’s total target bonus as if it had been achieved at 100% for the fiscal year in which the sale event occurred; and

•
monthly payments of COBRA premiums for the Company’s portion of the senior executive’s monthly premium payments for each such coverage elected by the senior executive and his or her eligible dependents, if applicable, until the earliest of the following dates to occur with respect to each such elected coverage: (i) the eighteen month anniversary of the date of termination, (ii) the date upon with the senior executive becomes covered under a comparable group plan for such applicable coverage, or (iii) the date upon which the senior executive ceases to be eligible for COBRA continuation for such applicable coverage.

The foregoing summary of the Severance Plan is summary in nature and is qualified in its entirety by reference to the Severance Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure
In connection with the issuance of the press release attached hereto as Exhibit 99.1, the Company is holding a public conference call and webcast on February 4, 2016, at 8:30 a.m. EST, during which the Company will provide the investor presentation attached as Exhibit 99.2 to this Current Report. The presentation will also be posted on the investor relations portion of the Company’s website.

The information furnished under this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 incorporated by reference herein, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

On February 2, 2016, the Company announced that pursuant to the terms of the Employment Agreement with Mr. David Friend, as disclosed on the Company’s Form 8-K filed with the Securities and Exchange Commission on January 9, 2015, Mr. Friend’s service as Executive Chairman of the Board expires as of February 29, 2016. Effective March 1, 2016, Mr. Stephen Munford, one of the Company’s independent directors, has been appointed to serve as Chairman of the Board.

Item 9.01	Exhibits

(d)	Exhibits.

10.1	Executive Severance Plan
99.1	Press Release dated February 4, 2016
99.2	Investor Presentation dated February 4, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on February 4, 2016.

CARBONITE, INC.

By:	/s/ Danielle Sheer
Name:	Danielle Sheer
Title:	VP and General Counsel